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                             AMENDMENT NUMBER 10 TO
                          INVESTMENT SERVICES AGREEMENT

     Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), THE HARTFORD BALANCED ALLOCATION FUND, THE HARTFORD CONSERVATIVE ALLOCATION FUND, THE HARTFORD EQUITY GROWTH ALLOCATION FUND, THE HARTFORD GROWTH ALLOCATION FUND, AND THE HARTFORD INCOME ALLOCATION FUND (the "Funds") are hereby included in the Agreements as Portfolios. All provisions in the Agreement shall apply to the management of the Funds.

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed effective August 1, 2007.

                                        HARTFORD INVESTMENT FINANCIAL SERVICES,
                                        LLC


                                        By: /s/ John C. Walters
                                            -----------------------------------
                                        Name: John C. Walters
                                        Title: President


                                        HARTFORD INVESTMENT MANAGEMENT COMPANY


                                        By: /s/ David M. Znamierowski
                                            -----------------------------------
                                        Name: David M. Znamierowski
                                        Title: President